Exhibit 99.1

PRESS RELEASE

Catalent Receives NYSE Notice Regarding Late Form 10-K Filing

SOMERSET, N.J., September 15, 2023 – Catalent, Inc. (“Catalent” or the “Company”) (NYSE: CTLT), the leader in enabling the development and supply of better treatments for patients worldwide, today announced that, on September 14, 2023, it received a notice (the “NYSE Notice”) from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual, because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

The NYSE Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The NYSE Notice informed the Company that, under NYSE rules, the Company has six months from September 13, 2023 to regain compliance with the NYSE listing standards by filing the Form 10-K with the SEC. The NYSE further noted that, if the Company fails to file the Form 10-K within the six-month period, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE Notice also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on August 30, 2023 (the “Form 12b-25”), the Company was unable to file the Form 10-K within the prescribed period because it requires additional time to complete its procedures related to management’s assessment of the effectiveness of its internal controls over financial reporting as of June 30, 2023 and other closing procedures. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of such procedures, but was unable to file the Form 10-K by September 13, 2023, the end of the extension period provided by the Form 12b-25. The Company requires additional time to complete such procedures for the fourth quarter of fiscal year 2023.

Based on currently available information and subject to the completion of the preparation of the Company’s financial statements and assessment of the Company’s internal controls over financial reporting and completion of the audits thereof, the Company does not expect any material change to the financial results to be included in the Form 10-K compared to the financial information reported in the earnings release the Company furnished to the SEC on the Company’s Current Report on Form 8-K filed on August 29, 2023.

The Company is working diligently to complete the necessary work to file the Form 10-K as soon as practicable and currently expects to file the Form 10-K within the six-month period granted by the NYSE Notice; however, there can be no assurance that the Form 10-K will be filed within such period.

About Catalent

Catalent, Inc. (NYSE: CTLT), is the global leader in enabling pharma, biotech, and consumer health partners to optimize product development, launch, and full life-cycle supply for patients around the world. With broad and deep scale and expertise in development sciences, delivery technologies, and multi-modality manufacturing, Catalent is a preferred industry partner for personalized medicines, consumer health brand extensions, and blockbuster drugs. Catalent helps accelerate over 1,500 partner programs and launch over 150 new products every year. Its flexible manufacturing platforms at over 50 global sites supply approximately 70 billion doses of nearly 8,000 products annually. Catalent’s expert workforce of nearly 18,000 includes more than 3,000 scientists and technicians. Headquartered in Somerset, New Jersey, the company generated nearly $4.3 billion in revenue in its 2023 fiscal year. For more information, visit www.catalent.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding management’s ongoing review of its fourth fiscal quarter and fiscal 2023 financial statements and the Company’s ability to regain compliance with the NYSE’s listing standards. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 (as amended), the Company’s Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2023, and the Company’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Paul Surdez

(732) 537-6325

investors@catalent.com

Media Contact:

Bernie Clark

+1 (732) 537-6400

media@catalent.com

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